Exhibit 4.6.1

CERTAIN IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THIS EXHIBIT BECAUSE IT IS BOTH (i) NOT MATERIAL AND (ii) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED. CONFIDENTIAL PORTIONS OF THIS EXHIBIT ARE DESIGNATED BY [*****].

AMENDMENT N°2

TO THE

A320 NEO PURCHASE AGREEMENT DATED 24 OCTOBER 2014

BETWEEN

AIRBUS S.A.S.

AND

AZUL FINANCE LLC

A320 NEO PA—AZUL FINANCE LLC—AMENDMENT N °2                                                                                          Page 1 of 8

CONTENTS

Clause	Title
1.	DEFINITIONS AND INTERPRETATION
2.	TERMINATED AIRCRAFT
3.	CONDITIONS PRECEDENT
4.	MISCELLANEOUS

A320 NEO PA—AZUL FINANCE LLC—AMENDMENT N °2                                                                                          Page 2 of 8

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This amendment N°2 (hereinafter referred to as the “Amendment N°2r’) is entered into on 20 July, 2018, between:

(1)

AIRBUS S.A.S., a société par actions simplifiée, a company duly created and existing under French law, having its registered office at 2 rond-point Emile Dewoitine, 31700 Blagnac, France (the “Seller”); and

(2)

AZUL FINANCE LLC, a company incorporated and existing under the laws of the State of Delaware having its registered office in Corporation Trust Center, 1209 Orange Street, Wilmington, Delaware 19801 (the “Buyer”).

The Buyer and the Seller being together the “Parties” and each a “Party”.

WHEREAS

A.

The Buyer and the Seller entered into an A320 NEO Purchase Agreement dated October 24, 2014 for the sale by the Seller and the purchase by the Buyer of thirty-five (35) Aircraft (hereinafter together with its Exhibits, Appendices and Letter Agreements and as amended and supplemented from time to time, the “Agreement”);

B.

The Buyer and the Seller entered into an amendment N°1 (the “Amendment N°1”) to the Agreement, pursuant to which the Seller agreed to reschedule certain Predelivery Payments as set forth in such Amendment N°1; and

C.

The Buyer and the Seller now wish to terminate the Agreement with respect to seventeen (17) Aircraft in order to assist the Buyer in its financing of the Predelivery Payments relating to such Aircraft, in accordance with the terms and conditions of this Amendment N°2.

NOW IT IS HEREBY AGREED AS FOLLOWS:

1.	DEFINITIONS AND INTERPRETATION

1.1	Definitions

Capitalised terms used herein (including in the recitals) and not otherwise expressly defined in this Amendment N°2 shall have the meanings assigned thereto in the Agreement. The terms “herein”, “hereof and “hereunder” and words of similar import refer to this Amendment N°2. Clause headings are for ease of reference only.

In this Amendment N°2 (including the recitals), except where the context otherwise requires, the following words and expressions have the following meanings:

Amendment N°3 means the amendment N°3 to the Agreement entered into on the date hereof between the Buyer and the Seller;

BOCA means BOC AVIATION [*****], a company organized and existing [*****]

A320 NEO PA—AZUL FINANCE LLC—AMENDMENT N °2                                                                                          Page 3 of 8

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BOCA PA Amendment N°38 means the amendment N°38 to the BOCA Purchase Agreement entered into or to be entered into between the Seller and BOCA in respect of the Seller’s agreement to sell, and BOCA’s agreement to purchase, the Terminated Aircraft;

BOCA PA Amendment N°39 means the amendment N°39 to the BOCA Purchase Agreement entered into or to be entered into between the Seller and BOCA in respect of the termination of the Seller’s and BOCA’s rights and obligations under the BOCA Purchase Agreement in respect of the Terminated Aircraft;

BOCA Purchase Agreement means the purchase agreement dated 19 September 2010 between the Seller as seller and BOCA as buyer as amended and supplemented from time to time;

Call Option Agreement means the agreement entered into or to be entered into between the Seller, BOCA and the Buyer on or around the date of this Amendment N°2;

Effective Time has the meaning set out in Clause 3; and

Terminated Aircraft means the following Aircraft:

Aircraft ranking	NEO Aircraft Type	Scheduled Delivery Month
Aircraft N°1	A321 NEO	[*****]
Aircraft N°2	A320 NEO	[*****]
Aircraft N°3	A321 NEO	[*****]
Aircraft N°4	A320 NEO	[*****]
Aircraft N°5	A321 NEO	[*****]
Aircraft N°6	A321 NEO	[*****]
Aircraft N°7	A320 NEO	[*****]
Aircraft N°8	A320 NEO	[*****]
Aircraft N°9	A320 NEO	[*****]
Aircraft N°10	A321 NEO	[*****]
Aircraft N°11	A320 NEO	[*****]
Aircraft N°12	A321 NEO	[*****]
Aircraft N°13	A321 NEO	[*****]
Aircraft N°14	A320 NEO	[*****]
Aircraft N°15	A320 NEO	[*****]
Aircraft N°16	A321 NEO	[*****]
Aircraft N°17	A320 NEO	[*****]

1.2	Interpretation

The provisions of clauses 0.2 and 0.3 of the Agreement shall be incorporated by reference to this Amendment N°2, as if the same were set out in full herein mutatis mutandis.

2. TERMINATED AIRCRAFT

2.1.

With effect from the Effective Time, and as contemplated by clause 3.4 of Letter Agreement N°10 to the Agreement, the Parties agree to terminate the Agreement insofar as it relates to the Terminated Aircraft only.

2.2.

Save as provided in this Clause 2 and in Amendment N°3 or as otherwise agreed between the Parties pursuant to the Call Option Agreement, the Parties agree that the termination of the Agreement with respect to the Terminated Aircraft shall discharge the Parties from all of their respective rights, liabilities and obligations under the Agreement with respect to the Terminated Aircraft. Except to the extent explicitly provided hereunder, in Amendment N°3 or in the Call Option Agreement (as applicable), the Parties hereby expressly waive, release and discharge all claims and liabilities of any kind owed between each other arising out of, under, or in any way connected with the Terminated Aircraft.

A320 NEO PA—AZUL FINANCE LLC—AMENDMENT N °2                                                                                          Page 4 of 8

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2.3

Notwithstanding the termination of the Agreement with respect to the Terminated Aircraft and subject to this Clause 2.3, Clause 2.4 hereof and clause 3.2 of Amendment N°3 the Parties agree and acknowledge that:

(i)	the Seller shall continue to [*****] set out in Clauses 15 and 16 of the Agreement and Appendix A to Clause 16 of the Agreement;

(ii)

[*****] pursuant to Amendment No.3 [*****] by the Seller to the Buyer with respect to the Terminated Aircraft pursuant to Letter Agreement No.4, Letter Agreement No.5A and Letter Agreement No.6 to the Agreement shall continue to be made available to the Buyer, and the terms of such Letter Agreements shall continue to apply irrespective of the terminations set out in this Amendment or otherwise; and

(iii)	the Seller shall continue [*****] the Cancellation Rights set out in clause 2 of Letter Agreement N°8,

in each case in respect of the Terminated Aircraft, as [*****]

2.4	The Buyer agrees that the Seller shall [*****] pursuant to this Amendment No2. The Buyer further agrees to [*****] of the Terminated Aircraft pursuant to this Amendment No2 [*****]

2.5	The Parties agree that as a result of this Amendment N°2 the Seller shall, within ten (10) Business Days after the Effective Time, [*****]

2.6

Notwithstanding the termination of the Agreement with respect to the Terminated Aircraft, should any events or circumstances occur whereby the Buyer is entitled to claim liquidated damages from the Seller pursuant to Clause 11 of the Agreement, the Seller shall pay such liquidated damages to the Buyer pursuant to clause 11 of the Agreement and clause 5.5 of the Call Option Agreement with respect to the Terminated Aircraft as if the Terminated Aircraft remained part of this Agreement and such termination had not occurred.

[*****]

A320 NEO PA—AZUL FINANCE LLC—AMENDMENT N °2                                                                                          Page 5 of 8

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3    CONDITIONS PRECEDENT

This Amendment N°2 shall become effective at the time (the “Effective Time”) the Seller confirms in writing to the Buyer that the following conditions precedent have been met to the Seller’s reasonable satisfaction or waived or deferred, in the Seller’s absolute discretion:

[*****]	[*****]
[*****]	[*****]
[*****]	[*****]
[*****]	[*****]

The Parties hereby agree that this Amendment N°2 shall terminate automatically and without any further action on [*****] if the above conditions precedent have not been satisfied or waived or deferred by the Seller. Should such automatic termination take effect this Amendment N°2 will be void and of no force or effect.

4	MISCELLANEOUS

4.1	Effect of this Amendment N°2

Except as otherwise provided by the terms and conditions hereof, the Agreement shall continue to be, and shall remain, in full force and effect in accordance with its terms.

If there is any inconsistency between the Agreement and this Amendment N°2, the latter shall prevail to the extent of such inconsistency and any part of the Agreement not affected by any such inconsistency shall remain in full force and effect.

This Amendment N°2 (together with the Call Option Agreement and Amendment No. 3) constitutes the entire agreement of the Parties relating to the subject matter hereof and supersedes any previous understandings, commitments, or representations whatsoever, whether oral or written, related to the subject matter of this Amendment N°2 and may not be varied except by an instrument in writing of even date herewith or subsequent hereto executed by the duly authorised representatives of both Parties.

A320 NEO PA—AZUL FINANCE LLC—AMENDMENT N °2                                                                                          Page 6 of 8

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4.2	Confidentiality

This Amendment N°2 is subject to the confidentiality provisions set forth in Clause 22.12 of the Agreement.

4.3	Law and Jurisdiction

This Amendment N°2 shall be governed by and construed in accordance with the laws of England.

Any dispute arising out of or in connection with this Amendment N°2, including but not limited to its existence, validity, interpretation, implementation, breach, termination and/or enforcement, shall be within the exclusive jurisdiction of the Courts of England.

4.4	Contracts (Rights of Third Parties) Act 1999

The Parties do not intend that any term of this Amendment N°2 shall be enforceable solely by virtue of the Contracts (Rights of Third Parties) Act 1999 by any person who is not a Party to this Amendment N°2.

4.5	Severability

In the event that any provision of this Amendment N°2 should for any reason be held ineffective, the remainder of this Amendment N°2 shall remain in full force and effect. To the extent permitted by applicable law, each Party hereto waives any provision of law, which renders any provision of this Amendment N°2 prohibited or unenforceable in any respect.

4.6	Counterparts

This Amendment N°2 may be executed by the Parties in separate counterparts, each of which when so signed and delivered will be an original, but all such counterparts will together constitute one and the same instrument.

4.7	Assignment

Notwithstanding any other provision of this Amendment N°2, this Amendment N°2 and the rights and obligations of the Buyer hereunder will not be assigned or transferred in any manner without the prior written consent of the Seller, and any attempted assignment or transfer in contravention of the provisions of this paragraph will be void and of no force or effect.

4.8	Clauses 22.2 (Notices) and 22.3 (Waiver) of the Agreement shall be incorporated by reference into this Amendment N°2 as if the same were set out in full herein mutatis mutandis.

A320 NEO PA—AZUL FINANCE LLC—AMENDMENT N °2                                                                                          Page 7 of 8

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IN WITNESS WHEREOF, this Amendment N°2 was entered into the day and year first above written.

Agreed and accepted For and on behalf of AZUL FINANCE LLC		Agreed and accepted For and on behalf of AIRBUS S.A.S.

By:	/S/ ALEXANDRE MALFITANI	By:
Title:	Treasurer	Title:

A320 NEO PA—AZUL FINANCE LLC—AMENDMENT N °2                                                                                          Page 8 of 8

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IN WITNESS WHEREOF, this Amendment N°2 was entered into the day and year first above written.

Agreed and accepted For and on behalf of AZUL FINANCE LLC	Agreed and accepted For and on behalf of AIRBUS S.A.S.

By:	By:	/S/ SIGNATURE
Title:	Title:	SVP Contracts

A320 NEO PA—AZUL FINANCE LLC—AMENDMENT N °2                                                                                          Page 8 of 8

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